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                                                                   EXHIBIT 10.15


                                 AMENDMENT NO. 1
                                       TO
                              QUANTA SERVICES, INC.
                            2001 STOCK INCENTIVE PLAN


         This Amendment No. 1 to the Quanta Services, Inc. 2001 Stock Incentive Plan (the "Plan") is adopted by Quanta Services, Inc. (the "Company"), effective as of November 9, 2001.

                                   WITNESSETH

         WHEREAS, the Board of Directors (the "Board") of the Company amended and restated the Quanta Services, Inc. Amended and Restated 1997 Stock Option Plan in the form of the Plan, effective as of May 23, 2001; and

         WHEREAS, pursuant to Section 16 of the Plan, the Board desires to amend the Plan further to clarify that employees of the Company or an affiliate of the Company who are not subject to Section 3401 of the Internal Revenue Code of 1986, as amended are eligible to receive awards under the Plan;

         NOW THEREFORE, the Board hereby amends Section 3(o) of the Plan by restatement in its entirety to read as follows:

         (o) "Employee" means any person, including an Officer or Director, who is employed by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute "employment" by the Company or that Affiliate.

         This Amendment No. 1 to the Plan was adopted by the Company effective as of the day and year first above written.

                                              QUANTA SERVICES, NC.


                                              By: /s/ Dana A. Gordon
                                                  ------------------------------
                                                  Dana A. Gordon, Vice President